UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report  (Date of earliest event reported)  September 12 , 2005

SUPERIOR ESSEX INC.
(Exact name of registrant as specified in its charter)

Delaware	0-50514	20-0282396
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Interstate North Parkway, Atlanta, Georgia 30339

(Address of Principal Executive Offices) (Zip Code)

(770) 657-6000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                          Entry Into A Material Definitive Agreement.

As previously reported, on August 19, 2005,  Superior Essex Inc.’s (the “Company”) subsidiaries, Superior Essex Communications LP and Essex Group, Inc. (the “Issuers”), received the requisite consents from the holders of the Issuers’ 9% Senior Notes due 2012 (the “Notes”) to amend certain provisions of the indenture (the “Indenture”), dated as of April 14, 2004, by and among the Issuers, the guarantors party thereto (the “Guarantors”) and The Bank of New York Trust Company, N.A., as trustee (the “Trustee”), governing the Notes.  On September 12, 2005, the Issuers, the Guarantors and the Trustee entered into a third supplemental indenture (the “Supplemental Indenture”) to amend the Indenture in the manner approved by the holders of the Notes.

The amendments effected by the Supplemental Indenture relate to the previously announced transaction with Nexans to acquire majority control of Nexans’ magnet wire operation in Europe through formation of a joint venture (the “Joint Venture”) combining the Company’s UK magnet wire business and Nexans’ European magnet wire and enamels businesses.  In connection with the formation of the Joint Venture, the Company and its affiliates will contribute cash and certain assets to the Joint Venture.  The Supplemental Indenture:

•                                      added certain new defined terms to the Indenture for purposes of incorporating concepts related to the Joint Venture and the Company’s or its affiliates’ proposed contributions and payments;

•                                      amended the definition of “Permitted Investments” in the Indenture to include the Company’s or its affiliates’ contributions and payments with respect to the Joint Venture, including cash contributions and payments not to exceed a net amount of €22.0 million;

•                                      amended the definition of “Unrestricted Subsidiary” to include a specific reference to the Joint Venture; and

•                                      amended Section 4.11(b) of the Indenture to provide a specific exception from the affiliate transactions restrictions for intellectual property and technology licensing arrangements related to the business of the Joint Venture entered into between the Company, the Issuers, their Restricted Subsidiaries (as defined in the Indenture) and the Joint Venture.

The Supplemental Indenture became effective upon its execution, but will not become operative unless the Joint Venture is consummated on or prior to December 31, 2005.  Consequently, if the Joint Venture is not consummated on or prior to December 31, 2005, the Supplemental Indenture will not become operative and shall be of no force or effect.

Item 9.01.                                        Financial Statements and Exhibits.

(a)                                       Not applicable

(b)                                      Not applicable

(c)                                       Exhibits

Exhibit Number	Description

10.1

Third Supplemental Indenture dated September 12, 2005 among Superior Essex Communications LP, Essex Group, Inc., certain subsidiary guarantors named therein and The Bank of New York Trust Company, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR ESSEX INC.

Dated: September 16, 2005

	By:	/s/ David S. Aldridge
Name: David S. Aldridge
Title: Executive Vice President, Chief Financial Officer and Treasurer